Exhibit 99.1


                                   RESIGNATION


      I, Raymond Barton, being the undersigned, hereby resign as a Director of 110 Media Group, Inc., effective upon the qualification of my appointed successor. In addition, I tender my resignation as President and CEO, effective upon acceptance of the Board of Directors.

      This resignation is irrevocable.




Dated:   August 16, 2005                    /s/ Raymond Barton
                                            -----------------------------
                                            Raymond Barton

                                   RESIGNATION



      I, Timothy Schmidt, being the undersigned, hereby resign every position I hold as an Officer and Director of 110 Media Group, Inc., effective immediately.

      This resignation is irrevocable.




Dated:    August 16, 2005                            /s/ Timothy Schmidt
                                                     ----------------------
                                                     Timothy Schmidt